Exhibit 5.1



                               Gilbert L. McSwain
                                 Attorney-at-Law
                                    --------

                          300 S. Jackson St. Suite 100
                             Denver, Colorado 80209
                               Tel. (303) 398-7067
                               Fax (303) 398-7001





Board of Directors
Evergreen Network.com Inc.
3336 North 32nd Street, Suite 106
Phoenix, Arizona 85018



Dear Gentlemen,

     In my capacity as special counsel for Evergreen Network.com Inc., a Colorado corporation ("Company"), I have advised the Company with respect to the preparation and filing of a Registration Statement filed with respect to the Company's Common stock with the United States Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, on Form 10-SB on October 12,2000, Registration File No. 0-31769, and Admendment No. 1 to the Registration Statement.


     Based upon the foregoing and my examination of originals (or copies to my satisfaction) of such corporate records of the Company and other documents as I have necessary as to basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant. I am of the opinion that:

     (1) The Company is a corporation duly organized and validity existing under the laws of the State of Colorado; and

     (2) The issued and outstanding shares of Common Stock of the Company described in Admendment No.1 to the Registration Statement as validity issued, full paid and nonassessable.


     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me and this opinion therein.

                                     Very truly yours,

                                     /s/ Gilbert L. McSwain
                                     ----------------------------
                                     Gilbert L. McSwain, Esq.